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                                 LOAN AGREEMENT












      THIS AGREEMENT is entered into as of this 28th day of June, 1993 by and among NORDSTROM CREDIT, INC., the BANKS listed on the signature pages hereof and FIRST INTERSTATE BANK OF WASHINGTON, N.A., as Agent.

      The parties hereto agree as follows:

Section 1.  DEFINITIONS.

      1.1 Terms Defined. As used herein, the following terms have the meanings set forth below.

           1.1.1 "Adjusted Fixed CD Reference Rate" has the meaning set forth in paragraph 2.5.2.

           1.1.2 "Agent" means First Interstate Bank of Washington, N.A. in its capacity as agent for the Banks hereunder, or any successor Agent appointed pursuant to paragraph 9.7.

           1.1.3  "Agreement" or "Loan Agreement" means this Loan
Agreement as amended from time to time.

           1.1.4 "Assessment Rate" has the meaning set forth in paragraph 2.5.2.

           1.1.5 "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

           1.1.6 "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the Federal Funds Rate for such day plus one-half of one percent (0.5%).

           1.1.7 "Borrower" means Nordstrom Credit, Inc., a Colorado corporation, and its successors.

           1.1.8 "Borrowing" means a borrowing under this Agreement consisting of Loans made to the Borrower at the same time by all Banks severally. A Borrowing is a "Fixed Rate Borrowing" if such Loans are Fixed Rate Loans or a "Floating Rate Borrowing" if such Loans are Floating Rate Loans. A Borrowing may include an Initial Borrowing under which additional funds are advanced by the Banks or a Subsequent Borrowing.

          1.1.9 "Business Day" means any day except a Saturday, Sunday or day on which commercial banks or the Federal Reserve Bank in New York City or in the State of Washington are authorized by law to close.

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         1.1.10  "Code" means the Internal Revenue Code of 1986, as amended.

         1.1.11 "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to paragraph 2.8.

         1.1.12 "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of Borrower and its Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expense and other intangible items.

         1.1.13 "Consolidated Total Debt" means on a consolidated basis, the total of all items of indebtedness, obligation or liability (including, without limitation, indebtedness, obligation or liability secured by a mortgage, pledge, lien, security interest or other encumbrance on their respective properties whether or not assumed by Borrower or any of its Subsidiaries, and guaranties) of Borrower and its Subsidiaries.

         1.1.14 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         1.1.15 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         1.1.16 "Dollars" means United States Dollars unless otherwise specified.

         1.1.17 "Effective Date" means the first date upon which counterparts hereof shall have been signed by all parties hereto and delivered to Agent, notice of which date shall be given by Agent to Borrower and each of the Banks.

         1.1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.1.19  "Event of Default" has the meaning set forth in Section 7.

         1.1.20 "Federal Funds Rate" means the "Fed. Funds Effective Rate" as reported in the most recently available Federal Reserve
Statistical Release H-15 (or any successor publication).

         1.1.21 "Fixed CD Base Reference Rate" has the meaning set forth in paragraph 2.5.2.

         1.1.22 "Fixed Rate Loan" means a Loan to be made bearing interest based on the Fixed CD Base Reference Rate pursuant to the terms
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of this Agreement.

         1.1.23 "Floating Rate Loan" means a Loan to be made bearing interest based on the Base Rate pursuant to the terms of this Agreement.

         1.1.24 "Initial Borrowing" means a Borrowing under which additional funds are severally advanced by the Banks hereunder.

         1.1.25  "Interest Period" means,

(A) with respect to each Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending thirty (30), sixty
(60), ninety (90) or one hundred eighty (180) days thereafter, as Borrower may elect in the applicable Notice of Borrowing; provided that the first day of any such Interest Period shall be (i) for an Initial Borrowing, the date new funds are advanced; (ii) for a Subsequent Borrowing, the last day of the next preceding Interest Period applicable to such Borrowing, which day shall also be a Business Day; and provided further that in determining the Interest Period for each Fixed Rate
Borrowing:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

         (b) in no event shall Borrower elect any Interest Period ending later than Maturity of the Notes; and

(B) with respect to each Floating Rate Borrowing, the period commencing on the date of such Borrowing and ending ninety (90) days thereafter; provided that the first day of any such Interest Period shall be (i) for an Initial Borrowing, the date new funds are advanced; (ii) for a Subsequent Borrowing, the last day of the next preceding Interest Period applicable to such Borrowing, which day shall also be a Business Day; and provided further that in determining the Interest Period for each Floating Rate Borrowing:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

         (b) if any Interest Period includes a date on which a payment of principal of the Loans is required but does not end on such date, then (i) the principal amount (if any) of each Floating Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of such Floating Rate Loans shall have an Interest Period determined as set forth above; and

         (c) in no event shall Borrower elect any Interest Period ending later than Maturity of the Notes.

         1.1.26 "Line" means the revolving line of credit available to Borrower pursuant to the terms and conditions of this Agreement.

         1.1.27 Loan" means that portion of a Borrowing severally advanced by each Bank pursuant to the terms hereof; such term shall include a portion or portions of either Initial Borrowings or Subsequent Borrowings.
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         1.1.28  "Maturity of the Notes" means the date on which all principal and interest of the Notes is fully due and payable, in no event later than June 25, 1994.

         1.1.29 "Nordstrom" means Nordstrom, Inc., a Washington corporation and Borrower's parent company, owning one hundred percent (100%) of Borrower's capital stock of all classes, issued and outstanding.

         1.1.30 "Note" or "Notes" means one or more master promissory notes of Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrower to repay the Loans as more fully described at paragraph 2.3.

         1.1.31 "Notice of Borrowing" has the meaning set forth in paragraph 2.2.2.

         1.1.32 "NNCB" means Nordstrom National Credit Bank, a national banking association all of the capital stock of which is, as of the date of this Agreement, owned by Nordstrom.

         1.1.33 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         1.1.34 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any member of a Controlled Group for employees of Borrower or any member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of such Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

        1.1.35 "Prime Rate" means the rate of interest publicly announced or published by First Interstate Bank of Washington, N.A. from time to time as its Prime Rate, and is not necessarily its lowest rate.

        1.1.36 "Required Banks" means at any time Banks having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments.

        1.1.37 "Reserve Percentage" has the meaning set forth in paragraph 2.5.2.

        1.1.38 "Subordinated Debt" means all indebtedness for money borrowed which, by the terms of any document or instrument representing such indebtedness, is subordinate to debts to general creditors or subordinated to debts incurred pursuant to this Agreement.

        1.1.39 "Subsequent Borrowing" means a Borrowing which results in no net increase in the aggregate outstanding principal amount of all Loans made by the Banks hereunder and for which Borrower elects a new or different Interest Period or interest rate election.

        1.1.40 "Subsidiary" means a corporation fifty percent (50%) or more of the outstanding voting stock of which is owned, directly or indirectly, by Borrower or by one or more other Subsidiaries, or by
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Borrower and one or more other Subsidiaries.  For the purposes of this definition, "voting stock" means stock which originally has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. Further for purposes of this Agreement and all financial covenants contained herein, any "consolidation" of Borrower and its Subsidiaries shall include all Subsidiaries whether or not consolidated under generally accepted accounting principles.

        1.1.41 "Telerate" means an automated rate quotation service provided by Telerate, Inc. or its successors.

        1.1.42 "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      1.2 Other Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants) with the most recent audited consolidated financial statements of Borrower and its Subsidiaries delivered to the Banks.

Section 2. THE LINE.

      2.1 Agreement to Lend. Subject to the terms and conditions of this Agreement, each Bank severally agrees to lend to Borrower and Borrower may borrow amounts not to exceed in the aggregate at any one time outstanding the amount of each Bank's Commitment. The Line shall be a revolving line of credit under which Borrower may borrow, repay and reborrow from time to time pursuant to the terms and conditions hereof. Each Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments.

      The making of Loans to Borrower may be suspended or terminated at any time in the discretion of the Required Banks upon the occurrence of a Default.

      2.2  Method of Borrowing.

           2.2.1 Amount. Each Fixed Rate Borrowing shall be in a minimum principal amount of ten million Dollars ($10,000,000) or any larger multiple of five million Dollars ($5,000,000); a Floating Rate Borrowing may be of any amount of even One Million Dollar ($1,000,000) increments; provided that in no event may any Borrowing be in excess of the unused aggregate Commitments.

           2.2.2  Notice of Borrowing.

           (i) Borrower shall give Agent (a) a written notice signed by an authorized officer of Borrower or (b) telephonic notice from an
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authorized officer of Borrower or a representative designated by an authorized officer of Borrower (a "Notice of Borrowing") not later than 10:00 a.m. Seattle time at least two (2) Business Days before each Borrowing, specifying:

                (a) the date of such Borrowing (which shall be a Business Day) and, to the extent that the Borrowing is a Subsequent Borrowing, shall be no sooner than the last day of the Interest Period applicable to such previous Borrowing(s);

                (b)  the aggregate amount of such Borrowing;

                (c) whether the Loans comprising such Borrowing are to be Floating Rate Loans or Fixed Rate Loans;

                (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                (e) that all of the conditions precedent to such Borrowing set forth in Section 3 have been met, including but not limited to all representations and warranties of Borrower hereunder being true on and as of such date and no Default having occurred and continuing.

          (ii) Any telephonic Notice of Borrowing shall be followed by a written Notice of Borrowing, properly executed by Borrower and received by Agent within one (1) Business Day after the telephonic Notice of Borrowing; provided, however that notwithstanding failure to receive such written Notice of Borrowing as provided hereunder, Banks may rely upon the previously given telephonic Notice of Borrowing.

         (iii) Upon receipt of a Notice of Borrowing (written or telephonic), Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof and of such Bank's ratable share of such Borrowing; and such Notice of Borrowing shall not thereafter be revocable by Borrower.

          (iv) Not later than 10:00 a.m. Seattle time on the day of any Borrowing, each Bank shall (except as provided in subsection (v) of this paragraph) make available its ratable share of such Borrowing, in federal or other funds immediately available in Seattle, Washington, to Agent at its address specified on the signature page of this Agreement or pursuant to paragraph 10.1. Unless Agent has actual knowledge that any applicable condition precedent specified in Section 3 has not been satisfied, Agent will make the funds so received from the Banks available to Borrower by deposit to Borrower's account with Agent or otherwise at Agent's address; otherwise Agent will promptly return funds to the Banks.

           (v) If any Bank makes a Loan hereunder on a day on which Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to Agent as provided in subsection (iv) of this paragraph 2.2.2, or remitted by Borrower to Agent as provided hereunder, as the case may be. For purposes of this subsection (v), "a day on which Borrower is to repay all or any part of an outstanding Loan" shall include the last day of each Interest Period.

      2.3 Notes. The obligation of Borrower to repay the Loans made by each Bank pursuant to this Agreement shall be evidenced by one master promissory note payable to the order of each such Bank, in the form of Exhibit A, properly completed.

      Upon receipt of each Bank's Note, Agent shall mail each Bank's Note to such Bank by first class mail at the address set forth on the signature pages hereof. Each Bank shall record in its books and records, electronic or otherwise, and prior to any transfer of its Note shall endorse on the appropriate schedules forming a part thereof appropriate notations to evidence the date and amount of each Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Note and to attach to and make a part of such Note a continuation of any such schedule as and when required; provided, that the failure of any Bank to do so shall not affect the obligations of Borrower hereunder or under such Note.

      Each Bank's records and/or such endorsement on any Note shall constitute prima facie evidence of the amount of indebtedness under such Note.
           2.3.1 Interest Payments. Interest accrued on the outstanding principal balance of each Loan shall be payable as follows:

           (i) for Floating Rate Loans, on the last day of each Interest Period; or

          (ii) for Fixed Rate Loans, on the last day of each Interest Period, or in the event that such Interest Period is longer than ninety
(90) days, at intervals of ninety (90) days after the first day of such Interest Period;

provided that in any event, all accrued interest shall be fully due and payable on Maturity of the Notes.

           2.3.2  Optional Repayment of Principal.

           (i) Borrower may, upon at least two (2) Business Days' notice to Agent, repay Floating Rate Borrowings in whole at any time, or from time to time in any amount of even one hundred thousand Dollar ($100,000) increments by paying the principal amount to be repaid together with accrued interest thereon to the date of repayment. Each such optional repayment shall be applied to repay the Floating Rate Loans of the several Banks in proportion to their respective Commitments.

          (ii) Borrower may, upon at least four (4) Business Days' notice to Agent in the case of Fixed Rate Loans (such notice in each case to be received prior to 10:00 a.m. Seattle time on the day such notice is given), repay on the last day of any Interest Period the full principal amount of any such Fixed Rate Borrowings to which such Interest Period applies, by paying the principal amount to be repaid together with accrued interest thereon to the date of repayment. Each such optional repayment shall be applied to repay such Fixed Rate Borrowing(s) in proportion to the respective Fixed Rate Loans composing such Borrowing(s), subject to paragraph 2.10.

         (iii) Upon receipt of a notice of repayment pursuant to this paragraph 2.3.2, Agent shall promptly notify each Bank by telephone or telecopy of the contents of such notice and of such Bank's ratable share of such repayment, and such notice shall not thereafter be revocable by Borrower.

           2.3.3 Maturity. All outstanding principal and accrued but unpaid interest of each Borrowing shall be fully due and payable on the last day of the Interest Period for such Borrowing (in addition to any payments required under 2.3.1 above), and in any event shall be fully due and payable at Maturity of the Notes.

      2.4  Interest Periods.

           2.4.1 Election of Interest Period. The duration of the Interest Period for each Fixed Rate Borrowing shall be as specified in the applicable Notice of Borrowing as set forth in paragraph 2.2.2.

           2.4.2 Failure to Elect. If Agent does not receive a Notice of Borrowing for any Subsequent Borrowing or a notice of optional repayment pursuant to paragraphs 2.2.2 or 2.3.2 above, respectively, within the applicable time limits specified therein, Borrower shall be deemed to have given a Notice of Borrowing requesting that a Floating Rate Borrowing be made on the last day of the current Interest Period, and shall be deemed to have made the statements, representations and warranties contained in paragraph 2.2.2(e).

           2.4.3 Limitations. Notwithstanding any ability of Borrower to elect Interest Periods and/or repay principal, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

      2.5 Interest Rates. From the date of this Agreement to and including Maturity of the Notes:

           2.5.1 Floating Rate Loan. Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until due, at a rate per annum equal to the Base Rate in effect for such day; the interest rate shall change concurrently with each change in the Base Rate.

           2.5.2 Fixed Rate Loan. Each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of three-eighths of one percent (3/8%) plus the applicable Adjusted Fixed CD Reference Rate.

           The "Adjusted Fixed CD Reference Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                 [   CDBR    ]*
                        ACDR  =  [___________]  +  AR
                                 [ 1.00 - RP ]

                        ACDR  =  Adjusted Fixed CD Reference Rate
                        CDBR  =  Fixed CD Base Reference Rate
                          RP  =  Reserve Percentage
                          AR  =  Assessment Rate

                 ___________

           * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%.

           The "Fixed CD Base Reference Rate" applicable to any Interest Period is the rate of interest determined by Agent to be the secondary market bid quote for top-tier U.S. bank certificates of deposit having a maturity comparable to such Interest Period appearing on the appropriate page of Telerate one (1) Business Day before the first day of such Interest Period. The "early" certificate of deposit bid quote is used for Borrowings funded on or between the first and fifteenth day of any month and the "late" CD bid quote is used for Borrowings funded on or between the sixteenth and last day of any month.

           "Reserve Percentage" means for any day that percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in respect of new non-personal time deposits in Dollars having a maturity comparable to the related Interest Period, and in an amount of one hundred thousand Dollars ($100,000) or more. The Adjusted Fixed CD Reference Rate may be adjusted on and as of the effective date of any change in the Reserve Percentage.

           "Assessment Rate" means for any Interest Period the gross annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) incurred by First Interstate Bank of Washington, N.A. to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of First Interstate Bank of Washington, N.A. in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

           2.5.3  Default Rates.

           (i) Notwithstanding the foregoing, if any interest payment is not made when due, the Loan on which such interest payment is delinquent and, to the extent permitted by law, any overdue interest, shall bear interest, payable on demand, for each day until paid at a per annum rate equal to the sum of one percent (1%) plus the interest rate then applicable to such Loan until the earlier of the end of (a) the applicable Interest Period or (b) acceleration of the Loan pursuant to
Section 7, at which time the principal amount of such Loan shall be due and owing.

          (ii) If any principal payment is not made when due, the principal amount, and to the extent permitted by law, any overdue interest, shall bear interest payable on demand for each day until paid at a per annum rate equal to the sum of one percent (1%) plus the rate applicable to Floating Rate Loans for such day; all such interest shall be payable on demand.

           2.5.4  Determination of Interest Rates.

           (i) Agent shall determine each interest rate applicable to the Loans hereunder. Agent shall give prompt notice to Borrower and the Banks by telephone or telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (ii) In the event that the use of the procedure described in paragraph 2.5.2 for computation of Fixed CD Reference Rate is precluded for any reason, including but not limited to Agent's determination that the information required to compute the effective interest rate is not available through Telerate or similar service for more than one (1) Business Day, Agent will use as the Fixed CD Base Reference Rate the rate determined by Agent to be the arithmetic average (rounded upwarded, if necessary, to the next higher 1/100 of 1%) of the rate quoted by two
(2) or more New York certificate of deposit dealers of recognized standing determined to most closely approximate the Telerate quote specified for determination of such rate in paragraph 2.5.2 for certificates of deposit having a maturity comparable to the applicable Interest Period and in an amount approximately equal to the Fixed Rate Borrowing to be made by the several Banks.

           Such procedure change will be communicated to Borrower and each of the Banks. If no such quotation is available on a timely basis, the provisions of paragraph 2.6.1 shall apply.

           2.5.5 Computation. Interest on Fixed Rate Loans shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Interest on Floating Rate Loans shall be computed on the basis of a year of three hundred sixty-five (365) days (366 in a leap year) and paid for the actual number of days elapsed, calculated as to each Loan from and including the first day of such Loan to but excluding the date of repayment.

      2.6  A0djustments to Interest Rates.

           2.6.1  Basis for Determining Interest Rate Inadequate or
Unfair.

           (i)  If with respect to any Interest Period for a Fixed Rate
Loan:

                (a) Agent determines that the information required to compute the effective interest rate is not available through Telerate or some similar service because deposits in Dollars (in the applicable amounts) are not being offered to or by (as the case may be) a sufficient number of banks in the relevant market for such Interest Period, or

                (b) the Required Banks advise Agent that the Adjusted Fixed CD Reference Rate as determined by Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Fixed Rate Loans for such Interest Period,

Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (A) the obligations of the Banks to make Fixed Rate Loans shall be suspended and (B) Borrower shall repay in full the then-outstanding principal amount of each affected

Fixed Rate Loan together with accrued interest thereon, on the last day of the then-current Interest Period applicable to such Loan.
Concurrently with repaying each such Fixed Rate Loan of each Bank pursuant this paragraph, Borrower may borrow a Floating Rate principal amount from such Bank, and such Bank shall make such a Floating Rate Loan.

          (ii) If with respect to any Interest Period for a Fixed Rate Loan, any Bank provides reasonable proof to Agent and Borrower that the Telerate quote for the Fixed CD Base Reference Rate does not adequately and fairly reflect the cost to such Bank of maintaining or funding its Fixed Rate Loans for such Interest Period in an amount deemed by such Bank to be material, then within fifteen (15) days after demand by such nd by such
Bank made to Agent and made promptly by Agent to Borrower, Borrower shall pay to Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost. Each Bank will promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this paragraph by providing to Borrower and Agent a certificate of such Bank claiming compensation under this paragraph and setting forth the additional amounts to be paid to it hereunder. Such certificate shall be conclusive in the absence of manifest error.

           2.6.2 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Fixed Rate Loans and such Bank shall so notify Agent, Agent shall forthwith give notice thereof to the other Banks and Borrower. Upon receipt of such notice, Borrower shall repay in full the then outstanding principal amount of each Fixed Rate Loan of such Bank, together with accrued interest thereon, on either (i) the last day of the then-current Interest Period applicable to such Fixed Rate Loan if such Bank may lawfully continue to maintain and fund such Fixed Rate Loan to such day or (ii) immediately if such Bank may not lawfully continue to fund and maintain such Fixed Rate Loan to such day. Concurrently with repaying each affected Fixed Rate Loan of such Bank, Borrower shall borrow a Floating Rate Loan in an equal principal amount from such Bank, and such Bank shall make such a Floating Rate Loan.

           2.6.3  Increased Cost and Reduced Returns.

           (i) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                (a) shall subject any Bank to any tax, duty, or other charge with respect to its Loans, its Note or its obligation to make Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Loans or any other amount due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal executive office is located); or

                (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Fixed Rate Loan, any such requirement already included in an applicable Reserve Percentage , or shall impose on any Bank or on the United States market for certificates of deposit any other condition affecting its Loans, its Note or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note by an amount deemed by such Bank to be material, then within fifteen (15) days after demand by such Bank made to Agent and made promptly by Agent to Borrower, Borrower shall pay to Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank demands compensation under this paragraph 2.6.3(i), Agent shall so notify all Banks hereunder, and Borrower may at any time, upon at least five (5) Business Days' prior notice to Agent on behalf of such Bank, and Agent having promptly notified such Bank of receipt of such notice, repay to Agent for such Bank's account the full amount of the then outstanding Fixed Rate Loans of such Bank, together with a) accrued interest thereon to the date of prepayment and b) the compensation requested. Concurrently with repaying such Fixed Rate Loans of such Bank, Borrower shall borrow from such Bank a Floating Rate Loan in an amount equal to the aggregate principal amount of such Fixed Rate Loans, and such Bank shall make such a Floating Rate Loan.

          (ii) If after the date hereof, any Bank shall have determined that the adoption of or compliance with any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to such Bank such additional amount or amounts as will compensate Bank for such reduction.

         (iii) Each Bank will promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this paragraph. A certificate of any Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           2.6.4 Floating Rate Loans Substituted for Affected Fixed Rate Loans. If notice has been given by a Bank pursuant to paragraph
2.6.2 or by Borrower pursuant to paragraph 2.6.3 requiring Fixed Rate Loans of any Bank to be repaid, then, unless and until such Bank notifies Agent and Borrower that the circumstances giving rise to such repayment no longer apply:

           (i) all Loans which would otherwise be made by such Bank as Fixed Rate Loans shall be made instead as Floating Rate Loans, and

          (ii) after each of its Fixed Rate Loans has been so repaid, all payments and prepayments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Floating Rate Loans instead.

If such Bank notifies Borrower and Agent that the circumstances giving rise to such repayment no longer apply, Borrower may borrow a Fixed Rate Loan from such Bank on the first day of the next succeeding Interest Period applicable to each related Borrowing in the amount of the Fixed Rate Loan which would have been outstanding from such Bank as part of such Borrowing if the provisions of paragraphs 2.6.2 or 2.6.3 had never applied, and concurrently with each such Borrowing shall repay an equal principal amount of such Bank's outstanding Floating Rate Loans.

      2.7 Commitment Fee. Borrower shall pay to Agent for the account of each Bank a commitment fee at the rate of three-sixteenths of one percent (3/16%) per annum on the total of each Bank's Commitment. Such commitment fee shall accrue from and including the date of this Agreement through the Maturity of the Notes, and shall be payable in arrears on the last Business Day of each calendar quarter beginning September 30, 1993. Such fee shall be based on the actual number of days elapsed divided by three hundred sixty-five (365) (or three hundred sixty-six (366) in a leap year).

      2.8 Termination or Reduction of Commitments. Borrower may, upon at least five (5) Business Days' notice to Agent, terminate entirely at any time, or proportionately and permanently reduce from time to time by an aggregate amount of ten million Dollars ($10,000,000) or any larger multiple of five million Dollars ($5,000,000), the aggregate unused portions of the Commitments. If the Commitments are terminated in part or in their entirety, all accrued commitment fees on the terminated portion shall be payable on the effective date of such termination.

      2.9  General Provisions as to Payments.

           2.9.1 Payment and Distribution. Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees and any other amounts due hereunder, not later than 10:00 a.m. Seattle, Washington time on the date when due, in federal or other Dollar funds immediately available in Seattle, Washington, to Agent for the accounts of the several Banks at Agent's address specified on the signature page hereof or such other address pursuant to paragraph 10.1. Agent will promptly distribute to each Bank its ratable share of each such payment received by Agent for the account of the Banks.

           2.9.2 Adjusted Payment Date. Whenever any payment of principal of, or interest on, the Loans or of commitment fees shall be due on a day which is not a Business Day, the date for payment thereof
shall be extended to the next succeeding Business Day.   If the date for
any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      2.10 Funding Losses. (i) If Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 7 or paragraphs 2.6.1(i), 2.6.2, 2.6.3 or 2.6.4 or otherwise) on any day other than the last day of an Interest Period applicable thereto or (ii) if Borrower fails to repay any Fixed Rate Loan after notice has been given to any Bank in accordance with paragraph 2.3.2(iii), or (iii) if Borrower fails to borrow after notice has been given by Agent to any Bank in accordance with paragraph 2.2.2(iii), Borrower shall reimburse each Bank on demand made through Agent for any resulting loss or expense incurred by such Bank, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, including loss of margin for the period before, but excluding loss of margin for the period after, any such payment; provided that such Bank shall have delivered to Agent and Agent shall have delivered to Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 3.  CONDITIONS PRECEDENT.

      3.1 Conditions Precedent to Borrowing. The several obligations of the Banks to make any Loan are subject to satisfaction of the following conditions before the first Borrowing:

           3.1.1 Agreement and Notes. Borrower shall have executed and delivered to Agent for the account of each Bank this Loan Agreement and the Notes, one payable to the order of each of the Banks, each such Note dated on or before the date of the first Borrowing.

           3.1.2 Opinion of Counsel. Borrower shall have delivered to Agent, on or before the date of the first Borrowing, an opinion of Borrower's counsel stating that:

           (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Colorado, and Borrower and each of its Subsidiaries has all corporate power required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business, makes such qualification necessary.

          (ii) The execution, delivery and performance by Borrower of this Agreement and the Notes are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Borrower or to the best of such counsel's knowledge of any agreement, bond, debenture, note, contract, indenture, judgment, injunction, order, decree or other instrument binding upon Borrower, or result in the creation or imposition of any lien on any asset of Borrower.

         (iii) This Agreement and the Notes each constitutes a valid and binding agreement of Borrower, each enforceable in accordance with its terms subject to bankruptcy and insolvency laws and enforceability of creditor's rights generally.

          (iv) There is no action, suit or proceeding pending against, or to the best of counsel's knowledge threatened against or affecting, Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of Borrower or which in any manner questions the validity of the Loan Agreement or the Notes.

           (v) To the best of counsel's knowledge, Borrower and all members of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan to which it is a party, and have not incurred any liability to the PBGC in connection with any Plan established or maintained by Borrower or any member of the Controlled Group.

          (vi) Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           3.1.3 Certificate of Incumbency; Resolution. Agent shall have received:

           (i) a certificate signed by the Secretary of Borrower and dated the Effective Date as to the incumbency of the person or persons authorized to execute and deliver this Agreement, the Notes, Notices of Borrowing, and all other documents or instruments required hereunder, and to give telephonic Notices of Borrowing; and

          (ii) certified copies of resolutions adopted by the Board of Directors of Borrower authorizing execution, delivery and performance of this Agreement, the Notes and all other instruments or agreements required hereunder, each of which shall affirmatively permit Agent and Banks to rely thereon until Agent has received a certified copy of a resolution or incumbency certificate revoking or modifying the previous certificate or resolution.

           3.1.4 Agent's Fee. Agent shall have received from Borrower the sum of ten thousand Dollars ($10,000) as its agent's fee.

           3.1.5 Other Evidence. Agent shall have received all documents and other evidence it may reasonably request relating to the existence of Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to Agent.

      3.2 Conditions Precedent to Each Borrowing. The several obligations of the Banks to make each Loan or to make any such Loan is subject to satisfaction of the conditions stated in 3.1 above and the following additional conditions:

           3.2.1 Notice of Borrowing. Agent shall have received a Notice of Borrowing as required by paragraph 2.2.2 or shall be deemed to have received such Notice of Borrowing under paragraph 2.4.2.

           3.2.2 Representations and Warranties. All representations and warranties set forth in Section 4 below shall be true as of the date of any Borrowing with the same effect as if those such representations and warranties were made on and as of that date.

           3.2.3 No Default. No Default hereunder shall be caused by such Borrowing or shall have occurred and be continuing.


Each Notice of Borrowing pursuant to paragraph 2.2.2 and each Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such notice or Borrowing, as the case may be, as to the facts specified in paragraphs 3.2.2 and 3.2.3 above.

Section 4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that:

      4.1 Organization and Good Standing. It is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado with corporate and other power and authority to own its properties and conduct its business as presently conducted; it and each of its Subsidiaries is duly licensed and qualified as a foreign corporation in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business conducted by it requires such licensing or qualification.

      4.2 Validity of Agreement. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable in accordance with its terms.

      4.3 Validity of Notes. The Notes have been duly and validly authorized by all necessary corporate action, and having been executed and delivered pursuant to the provisions of this Agreement, each constitutes Borrower's valid and binding obligation enforceable in accordance with the terms of such Note and the terms of this Agreement.

      4.4 Existing Defaults. It is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, contract, indenture, mortgage, loan agreement, lease or any other evidence of indebtedness, agreement or instrument to which it is a party or by which it or any of its properties may be bound.

      4.5 No Default in Other Agreement. The execution, delivery and performance of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not result in the creation of a lien on any of its property and will not conflict with, result in a breach of any of the terms, conditions or provisions of, or constitute a default under its articles of incorporation or by-laws or any bond, debenture, note, contract, indenture, mortgage, loan agreement, lease or any other evidence of indebtedness, agreement or instrument to which it is a party or by which it or any of its properties may be bound, or result in violation by it of any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties.

      4.6 No Consents or Approvals. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by it of the transactions contemplated by this Agreement.

      4.7 Litigation. There is no material litigation at law or in equity and no proceedings before any commission or other administrative authority pending or to its knowledge threatened against or affecting it or its Subsidiaries other than as disclosed pursuant to paragraph 6.11, and there is no such matter which constitutes a Default hereunder.

      4.8 Compliance With ERISA. Borrower and all members of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan to which it is a party and have not incurred any liability to the PBGC in connection with any Plan established or maintained by Borrower or any member of the Controlled Group.

      4.9 Taxes. It has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other material taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     4.10 Not an Investment Company. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.11 Full Disclosure; No Material Change. All information heretofore furnished by it to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by it to Agent or any Bank will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified, including but not limited to its financial statements dated as of January 31, 1993.

     It has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent Borrower can reasonably foresee), its business, operations, prospects or condition, financial or otherwise, and its Subsidiaries or its ability to perform its obligations under this Agreement. There has been no material adverse change in Borrower's financial condition since its financial statements dated January 31, 1993.

     4.12 Investment and Operating Agreements. That certain INVESTMENT AGREEMENT Between NORDSTROM, INC. And NORDSTROM CREDIT, INC. Dated as of October 8, 1984 wherein Nordstrom agrees, among other terms, to provide certain financial support for Borrower and to subordinate all debt of Borrower to Nordstrom or its subsidiaries to Borrower's other debt (including indebtedness incurred hereunder), and that certain OPERATING AGREEMENT Between NORDSTROM NATIONAL CREDIT BANK And NORDSTROM CREDIT, INC. Dated as of August 30, 1991 are in full force and effect, have not been amended, and are intended to benefit lenders to Borrower, and there has been no default or breach of either of such agreements by any party thereto.

Section 5. NEGATIVE COVENANTS. Borrower hereby covenants and agrees that so long as any Commitment hereby granted shall remain available and until full and final payment of all indebtedness incurred hereunder, it will not without the prior written consent of the Required Banks:

      5.1 Other Activities. Change the general character of its business as conducted at the date hereof or engage, directly or through a Subsidiary, in any type of business not reasonably related to its business as normally conducted.

      5.2 Sale of Assets. Sell, lease or otherwise dispose of (or allow any Subsidiary to do any of the foregoing) such property as in the opinion of the Required Banks constitutes a material portion of its assets except in the ordinary course of business and for full, fair and reasonable consideration. For purposes of this paragraph, assets constituting five percent (5%) or more of Borrower's or any Subsidiary's respective assets in any fiscal year, non-cumulative from year to year, shall be presumptively deemed "material" although a lesser amount may constitute "a material portion" in the proper circumstances.

      5.3  Stock Acquisition.  Purchase (nor will it permit any
Subsidiary to purchase) any stock of any class of Borrower or any debentures, notes or other debt instruments of Borrower.

      5.4 Stock Issuance; Disposition. Issue or sell any shares of its stock, other than to Nordstrom. Nordstrom shall at all times directly or indirectly own and hold the entire legal and beneficial interest in and to all the outstanding shares of stock of Borrower and shall not have, directly or indirectly, sold, exchanged, transferred, pledged or any way encumbered or otherwise disposed of any such shares of stock.

      5.5 Liquidation, Merger, Dissolution. (i) Liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination unless Borrower is the surviving corporation and no Default would be caused thereby, or (ii) sell, lease or dispose of its business or assets as a whole.

      5.6 Extension of Credit; Dealings With Nordstrom. Purchase or otherwise acquire, hold or invest in the securities of or make any loans or advances to any other person or entity except (i) in the ordinary course of business or (ii) to Nordstrom, NNCB or any of their respective subsidiaries or to any Subsidiary of Borrower unless such loans (a) do not exceed fifty million Dollars ($50,000,000) in the aggregate at any one time outstanding, (b) do not remain outstanding in excess of sixty
(60) days; (c) are for general operating purposes only; and (d) are on terms and conditions similar to those Borrower could negotiate with a non-affiliated party, including interest rates and collateral and do not involve more than normal risk of repayment or present other unfavorable features; provided however, in no event shall Borrower lend to Nordstrom or NNCB directly or indirectly any part of the Line or proceeds thereof. The performance by NNCB and Borrower of the activities contemplated by the Operating Agreement shall not be construed as a violation of this
Section 5.6.

      5.7 Liens and Encumbrances. Create or suffer to exist any security interest, lien or other encumbrance on any of its or its Subsidiaries' property or assets of any kind or nature except those that exist at the date of, or are contemplated by, this Agreement or exist on such property at the date of its purchase by Borrower or its Subsidiary; provided that liens are allowed on fixed assets securing debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such fixed asset; provided further that such lien attaches to such fixed asset concurrently with or within 90 days after the acquisition thereof; and provided further that liens are allowed for taxes, assessments, governmental charges, materialmen's liens or mechanic's liens not yet due or which are being contested in good faith by appropriate proceedings.

      5.8 Regulation U. Use any proceeds of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock", within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Neither Borrower nor any Subsidiary will engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

      5.9 Investment and Operating Agreements. Amend the INVESTMENT AGREEMENT Between NORDSTROM, INC. And NORDSTROM CREDIT, INC. Dated as of October 8, 1984 or the OPERATING AGREEMENT Between NORDSTROM NATIONAL CREDIT BANK And NORDSTROM CREDIT, INC. Dated as of August 30, 1991, either formally or through course of dealing in any manner that will have a material impact on Borrower, or terminate or fail to enforce or ensure compliance with such agreements or either of them if such termination or failure will have a material impact on Borrower; without limiting the generality of the foregoing, Borrower and Banks specifically agree that "material impact" shall presumptively include but not be limited to (i) ownership of all or any part of the voting stock of Borrower by any person or entity other than Nordstrom, (ii) abrogation of Nordstrom's obligation to ensure that Borrower maintains a positive net worth, (iii) abrogation of Nordstrom's obligation to ensure that Borrower's Fixed Charges Ratio (as defined in the INVESTMENT AGREEMENT Between NORDSTROM, INC. And NORDSTROM CREDIT, INC. Dated as of October 8, 1984) is no less than 1.25 to 1; or (iv) failure by Nordstrom to subordinate all debt of Borrower to Nordstrom and its subsidiaries to Borrower's other debt.

Section 6. AFFIRMATIVE COVENANTS. In addition to other terms and conditions under this Agreement and the Notes, Borrower agrees with Banks that so long as any unpaid balance of any Loan or any Commitment under this Agreement shall be outstanding, Borrower will:


      6.1 Consolidated Coverage. Maintain as at the end of each fiscal quarter a Consolidated Coverage Ratio of not less than 1.25 to 1.

      The "Consolidated Coverage Ratio" means a ratio at the date at which the determination is made determined pursuant to the following formula based on figures for the immediately preceding fiscal quarter: the immediately preceding fiscal quarter:

                                 IAFC
                                 ----
                        CCR  =    FC

                        CCR  =    Consolidated Coverage Ratio
                       IAFC  =    Income Available for Fixed Charges
                         FC  =    Fixed Charges

      "Income Available for Fixed Charges" means the net income of Borrower determined in accordance with generally accepted accounting principles, except that such determination shall be made before any deduction for Fixed Charges or provision for taxes in respect of income.

      "Fixed Charges" means the quarterly interest charges on the aggregate principal amount of Debt of Borrower outstanding during the period.

      "Debt" means all obligations of Borrower which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date that Debt is to be determined.

      6.2 Consolidated Total Debt to Consolidated Tangible Net Worth. Maintain as at the end of each fiscal quarter a ratio of Consolidated Total Debt (adjusted by deducting consolidated Subordinated Debt) to Consolidated Tangible Net Worth (adjusted by adding consolidated Subordinated Debt) of five to one (5.0:1.0) or less.

      6.3 Consolidated Tangible Net Worth. Maintain at all times a positive Consolidated Tangible Net Worth.

      6.4 Financial Information. Deliver to Agent for the benefit of each Bank:

           (i) as soon as practicable but in no event later than forty five (45) days after the close of each of the first three (3) quarters of each fiscal year a consolidated financial statement (including at least a consolidated balance sheet as of the close of such quarter, and consolidated statement of income, shareholders' equity and cash flow statement for each such quarter and for that part of the fiscal year ending with the last day of each such quarter) for each of Borrower, Nordstrom and NNCB++ , each prepared for such entity and any subsidiaries by such entity's chief accounting or chief financial officer in accordance with generally accepted accounting principles consistently applied;

          (ii)  as soon as practicable but in no event later than ninety
(90) days after the close of each fiscal year, consolidated financial statement for each of Borrower, Nordstrom and NNCB and any subsidiaries of each such entity (including at least a consolidated balance sheet as of the close of each such fiscal year and a consolidated statement of income, shareholders' equity and cash flow statement for each such fiscal year as at the end thereof, each setting forth the same data for the immediately preceding fiscal year) prepared and audited by an independent certified public accountant acceptable to the Banks in accordance with generally accepted accounting principles consistently applied;

         (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the president, chief financial officer or the chief accounting officer of Borrower (a) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of paragraphs 6.1 through 6.3 inclusive, on the date of such financial statements and (b) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

          (iv) simultaneously with the delivery of each set of financial statements referred to in clause (ii) above, a statement of the firm of independent public accountants which reported on such statements stating whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default;

           (v) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

          (vi) promptly upon the mailing thereof to the shareholders of each of Borrower, Nordstrom and/or NNCB copies of all financial statements, reports and proxy statements so mailed;

         (vii) promptly upon the filing thereof, copies of all registration statements and annual, quarterly or monthly reports which Borrower, Nordstrom and/or NNCB shall have filed with the Securities and Exchange Commission;

        (viii) if and when Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; and

          (ix) from time to time such additional information regarding the operation, financial position or business of Borrower, Nordstrom, NNCB and/or any of their respective subsidiaries as Agent, at the request of any Bank, may reasonably request.

      6.5 Accounting. Keep, and cause each Subsidiary to keep, its books of account in accordance with generally accepted accounting principles consistently applied.

      6.6	Insurance.  Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations (or provide adequate self-insurance) of the kinds covering the risks and in such amounts usually carried by companies engaged in businesses similar to that of Borrower, and further agrees to provide to Agent evidence of said insurance as any Bank through Agent may, from time to time, request.

      6.7 Maintenance of Property. Maintain, preserve and keep its buildings, machinery, equipment and other property in good condition, repair and working order for the proper and efficient operation of its business, take all such actions as are necessary and reasonable to prevent offsets or defenses to assets which represent a right to payment, and cause each Subsidiary to similarly maintain and preserve its assets.

      6.8 Taxes; Legal Compliance. Pay all taxes, assessments or governmental charges levied, assessed or imposed against it or its income or its properties, real, personal or mixed, or arising out of its operations promptly as they become due and payable; comply promptly with all laws and regulations of the federal government and of any state of the United States or of any foreign jurisdiction in which it transacts business or owns property, or any of their subdivisions, departments or agencies applicable to the business; and cause each Subsidiary to similarly pay and comply. Borrower will (and will cause each Subsidiary to) promptly pay and discharge all claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim as long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceeding.

      6.9 Legal Existence. Maintain, and cause each Subsidiary to maintain, its legal existence and its right to carry on business in any jurisdiction where it is doing business and remain in and continuously operate the same lines of business presently engaged in except for periodic shut-down in the ordinary course of business and interruptions caused by strike, labor dispute, catastrophe or any other events over which it has no control.

     6.10 Inspection. Permit any Bank at any reasonable time, and from time to time, to visit and inspect its and its Subsidiaries' properties and offices and to examine such books of account and to conduct such investigation as such Bank may deem appropriate.

     6.11 Lawsuits. Promptly notify Agent of any lawsuit, claim, proceeding or action of any kind against Borrower or its Subsidiaries in which the amount sought is or may be one million Dollars ($1,000,000) or more, or of any lawsuits, claims, proceedings and/or actions of any kind for which the aggregate amount sought, threatened or pending at any one time is or may be five million Dollars ($5,000,000) or more.

     6.12 Principal Executive Office. Promptly notify Agent of any move or contemplated move of its principal executive office from the State of Colorado.

     6.13 Costs and Attorneys' Fees. Promptly upon demand by Agent pay to and reimburse Agent for the account of each Bank for all costs and expenses, which any Bank may expend or incur in the enforcement of any of the terms or provisions of this Agreement, the Notes, any security agreements or any other documents pertaining to or arising from the Loans or any of them. In the event any obligation of Borrower is referred to an attorney for protecting or defending a Bank's or Agent's interest hereunder or for collection or realization procedures, Borrower agrees to pay to the Bank or Banks or Agent as the case may be on demand all attorney's fees, including allocated costs or fees of in-house counsel, fees incurred in both trial and appellate courts, or fees incurred without suit, and expenses of title search and all court costs and costs of public officials. The sums agreed to be paid in this paragraph shall be deducted from any remittance or collection prior to application to principal or interest of the Loans as applicable.

     6.14 Other Documents. Execute and deliver to Agent all documents and instruments deemed necessary by Banks to carry out this Agreement.

Section 7. EVENTS OF DEFAULT; REMEDIES. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

      7.1 Nonpayment. Borrower shall fail to pay when due any principal of or within five (5) days of when due any interest on any Notes, any fees or any other amount payable hereunder;

      7.2 Covenants; Agreements. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement; provided, however that failure to comply with paragraphs 6.4 through 6.9 inclusive and 6.11 through 6.12 inclusive shall constitute an Event of Default hereunder only in the event Agent, at the request of the Required Banks, has given written notice of such breach to Borrower and Borrower shall have failed to cure such breach within thirty (30) days from the date of such notice; provided, further that notwithstanding the foregoing, the notice referenced herein shall not be required nor shall any cure period be allowed if Borrower has failed to disclose such breach or Default pursuant to paragraph 6.4;

      7.3 Representations and Warranties. Any representation, warranty, certification or statement made by Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made), or the representation contained in paragraph 4.12 shall prove to be untrue or inaccurate at any time while any indebtedness or Commitment is outstanding hereunder;

      7.4 Other Default. The occurrence of an event of default or an event which with the lapse of time or notice or both would (i) become an event of default under or in respect of any agreement by which Borrower or any Subsidiary is bound relating to an obligation exceeding one million Dollars ($1,000,000); or (ii) which causes or permits acceleration of any obligation of Borrower or any Subsidiary under or in respect of any such agreement; or (iii) which is a breach of any indenture of any kind to which Borrower or any Subsidiary is a party;

      7.5  Bankruptcy; Insolvency.

           7.5.1 Voluntary Action. Borrower or any Subsidiary of Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           7.5.2 Involuntary Action. An involuntary case or other proceeding shall be commenced against Borrower or any Subsidiary of Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Subsidiary of Borrower under the federal bankruptcy laws as now or hereafter in effect;

      7.6 ERISA. Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having Unfunded Vested Liabilities shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such plan or Plans or a proceeding shall be instituted by a fiduciary of any such plan or Plans against Borrower or any member of the Controlled Group to enforce Section 515 of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

      7.7 Judgments. A judgment or order for the payment of money individually or in the aggregate in excess of one million Dollars ($1,000,000) shall be rendered against Borrower or any Subsidiary, and such judgment(s) or order(s) shall continue unsatisfied or unstayed for a period of twenty (20) days;

      7.8 Subsidiaries. Borrower shall create or suffer to exist any Subsidiary (other than those existing at the date of this Agreement) which does not become a party signatory to this Agreement and each of the Notes (with any appropriate modifications to accommodate such addition) within thirty (30) days of its creation or acquisition by Borrower; or

      7.9  Nordstrom or Nordstrom National Credit Bank Bankruptcy;
Insolvency.

           7.9.1 Voluntary Action. Nordstrom, NNCB, or any of their respective subsidiaries, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           7.9.2 Involuntary Action. An involuntary case or other proceeding shall be commenced against Nordstrom, NNCB or any of their respective subsidiaries, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Nordstrom, or any of its subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

           then, and in every such event, Agent shall (i) if requested by the Required Banks, by notice to Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that in the case of any of the Events of Default specified in paragraphs 7.5.1, 7.5.2, 7.9.1 or 7.9.2 above, without any notice to Borrower or any other act by Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

Section 8. TERMINATION OF ADVANCES. In addition and not in substitution of any other right of the Banks to cease making Loans hereunder, in the event Nordstrom, NNCB or either of them fails to comply with or fulfill the following terms, conditions or covenants, the making of Loans to Borrower may be suspended or terminated at any time in the discretion of the Required Banks:

      8.1 Default. The occurrence of an event of default or an event which with the lapse of time or notice or both (i) would become an event of default under or in respect of any agreement by which Nordstrom, NNCB or any of their respective subsidiaries is bound relating to an obligation exceeding one million Dollars ($1,000,000) which is not cured within any applicable cure period; or (ii) which causes or permits acceleration of any obligation of Nordstrom, NNCB or any subsidiary of either of them under or in respect of any such agreement; or (iii) which is a breach of any indenture of any kind to which Nordstrom, NNCB or any subsidiary of either of them is a party;

      8.2  Nordstrom Bankruptcy; Insolvency.

           8.2.1 Voluntary Action. Nordstrom, NNCB or any of their respective subsidiaries, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           8.2.2 Involuntary Action. An involuntary case or other proceeding shall be commenced against Nordstrom, NNCB or any subsidiary of either of them, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law nor or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Nordstrom, or any of its subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

      8.3 ERISA. Nordstrom, NNCB or any member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having Unfunded Vested Liabilities shall be filed under Title IV of ERISA by Nordstrom, NNCB, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Nordstrom or any member of the Controlled Group to enforce Section 515 of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

      8.4 Judgments. A judgment or order for the payment of money individually or in the aggregate in excess of one million Dollars ($1,000,000) shall be rendered against Nordstrom, NNCB or any of their respective subsidiaries and such judgment(s) or order(s) shall continue unsatisfied or unstayed for a period of twenty (20) days.

      8.5 Wind-Up or Liquidation. Nordstrom or NNCB shall (i) liquidate, dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination unless it is the surviving corporation or (ii) sell, lease or dispose of its business or assets as a whole.

Section 9. THE AGENT.

      9.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes Agent to (i) take such action on that Bank's behalf and (ii) exercise such powers as are delegated to Agent by the terms of this Agreement and the Notes, together with all such powers as are reasonably incidental thereto.

      9.2 Agent and Affiliates. First Interstate Bank of Washington, N.A. shall have the same rights and powers under this Agreement as any other Bank, and may exercise or refrain from exercising the same as though it were not Agent; First Interstate Bank of Washington, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower as if it were not Agent hereunder.

      9.3 Action by Agent. The obligations of Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, (i) Agent shall not be required to take any action with respect to any Default, except as expressly provided in Section 7, and
(ii) each Bank severally acknowledges that it has made its own analysis of Borrower, the Line, this Agreement and the Notes, independently and without reliance on Agent, and has made its own decision to enter into this Agreement and the transactions contemplated hereby.

      9.4 Consultation With Experts. Agent may consult with legal counsel (who may be counsel for Borrower or Agent's counsel, in-house or otherwise), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      9.5 Liability of Agent. Neither Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or of a greater or lesser number of Banks, if specifically provided for herein) or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of Borrower; (c) the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered to Agent; or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith other than by Agent. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) or any telephonic notice reasonably believed by it to be genuine or to be signed or given by the proper party or parties.

      9.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may suffer or incur in connection with this Agreement or any action taken or omitted by Agent hereunder.

      9.7 Successor Agent. Agent may resign at any time by giving written notice thereof to the Banks and Borrower, and may be removed at any time by vote of one hundred percent (100%) the Banks other than Agent holding the outstanding principal balance of Loans hereunder (or representing one hundred percent (100%) of the outstanding Commitments, other than Agent's, if no Loans be then outstanding). Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of Borrower and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of Borrower and the Banks, a successor Agent. Such successor Agent shall be one of the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent hereunder.

Section 10. MISCELLANEOUS.

     10.1 Notices. Except as expressly set forth herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its applicable address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this paragraph and verification of receipt received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to Agent under paragraphs 2.2.2, 2.3.2, 2.6 or 2.8 through 2.10 inclusive shall not be effective until received.

     10.2 No Waivers. No failure or delay by Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10.3  Expenses; Documentary Taxes.  Borrower shall pay on demand
(i) all out-of-pocket expenses and other reasonable charges of Agent and any Bank or Banks, including fees and disbursements or allocated costs of counsel for the Banks and Agent, whether in-house or otherwise, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default by Borrower hereunder; and (ii) if an Event of Default occurs, all out-of pocket expenses incurred by Agent or any Bank or Banks, including fees and disbursements or allocated costs of counsel, whether in-house or otherwise, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     10.4 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim, or otherwise, receive payment of a proportional amount of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportional amount received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than to its indebtedness under the Notes and this Agreement. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. Each Bank agrees that if it exercises any right of set-off or counterclaim, it will promptly notify Agent, who will promptly notify the other Banks.

     10.5 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of Agent are affected thereby, by Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder; including but not limited to extension of the Maturity of the Notes and/or any extension of the period of availability of the Commitments or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     10.6  Successors and Assigns.

          10.6.1 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement.

          10.6.2 Participations and Loan Sales. Any Bank may grant a participation in any of its rights to payment under this Agreement and its Notes (as used herein, "participation" is the sharing of an undivided interest in such Bank's Loan or Loans hereunder), and may provide to participants or prospective participants any and all information provided to Banks hereunder or may sell or assign its full right to payment in individual Loans; provided, however in no event shall any such participant or purchaser of any Loan have any rights against Borrower with respect to any enforcement of, or modification to, any provision of this Agreement or any Note or any right to vote as a "Required Bank" hereunder, all such rights to remain with the Bank named herein, to be exercised on behalf of such participant(s) or purchaser(s) name. Further, Borrower agrees that (i) each participant shall be entitled to the benefits of paragraphs 2.6 and 2.10 hereof to the extent of its respective participation as if it were a Bank hereunder; and (ii) no assignee or other transferee of any Bank's Loan(s) (other than a participant) shall be entitled to receive any greater payment under paragraphs 2.6.1(ii) or 2.6.3 than such Bank would have been entitled to receive with respect to the rights assigned or otherwise transferred, unless such assignment or transfer is made with Borrower's prior written consent.

     10.7 Washington Law; Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Washington; and each party hereto irrevocably agrees that the proper jurisdiction and venue for any cause of action hereunder or relating hereto shall be Seattle, King County, Washington.

     10.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Agent shall have received counterparts hereof signed by all of the parties hereto.

     10.9 Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           NORDSTROM CREDIT, INC.

                                       /s/         John Walgamott
                                    By___________________________
                                                   John Walgamott
                                                        President

                                      Nordstrom Credit, Inc.
                                      13531 E. Coley
                                      Englewood, Colorado
                                      Attention: John Walgamott
                                      Telecopy No.: (303) 397-4775


Commitments
                                      FIRST INTERSTATE BANK OF
$30,000,000                            WASHINGTON, N.A.

                                       /s/         Louise Kaputska
                                    By____________________________
                                                    Vice President

                                      First Interstate Bank of
                                       Washington, N.A.
                                      999 Third Avenue
                                      Seattle, WA  98104
                                      Attention:  Louise Kapustka
                                                  MS 713
                                      Telecopy No.:(206) 292-3120


$18,000,000                           MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK

                                       /s/     Carl J. Mehldau, Jr.
                                     By____________________________
                                                          Associate

                                      Morgan Guaranty Trust Company
                                       of New York
                                      60 Wall Street
                                      22nd Floor
                                      New York, New York 10260
                                      Attention:  David Ellis
                                      Telecopy No.:  (212) 648-5014


$12,000,000                           ABN AMRO BANK N.V.

                                       /s/           Lee - Lee Miao
                                     By____________________________
                                                     Vice President

                                       /s/            Walter Euyang
                                     By____________________________
                                                     Vice President


                                      ABN AMRO Bank N.V.

                                      1 Union Square
                                      Suite 2323
                                      Seattle, WA  98101
                                      Attention:  Lee-Lee Miao
                                      Telecopy No.:  (206) 682-5641


$18,000,000                           NATIONSBANK OF TEXAS, N.A.

                                       /s/           William Guffey
                                     By____________________________
                                                     Vice President

                                      NationsBank of Texas, N.A.
                                      444 S. Flower St.
                                      Suite 1500
                                      Los Angeles, CA  90071
                                      Attention:  Bill Guffey
                                      Telecopy No.:  (213) 624-5815


$12,000,000                           SWISS BANK CORPORATION


                                       /s/         Stephen M. Flynn
                                     By____________________________
                                                           Director
                                                   Merchant Banking

                                       /s/      Christopher Fischli
                                     By____________________________
                                           Assistant Vice President

                                      Swiss Bank Corporation
                                      San Francisco Branch
                                      101 California Street
                                      San Francisco, CA  94111
                                      Attention:  Mark Sunderland
                                      Telecopy No.:  (415) 989-7570

                                 Exhibit A

                              PROMISSORY NOTE

                                                 Seattle, Washington
                                                       June 28, 1993


On Maturity of the Notes (as defined in the Loan Agreement referred to below), for value received, Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), promises to pay to the order of First Interstate Bank of Washinton, N.A.(the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of First Interstate Bank of Washington, N.A., 999 Third Avenue, Seattle, Washington.

All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on its books and records, and/or endorsed by the holder hereof on one or more of the grids attached to this note, such books and records or grid(s) being incorporated as a part hereof.

The makers, endorsers, sureties and guarantors hereof hereby agree to be jointly and severally bound, and jointly and severally waive presentment, demand, protest and notice of dishonor and agree to remain bound for payment of this obligation notwithstanding any and all renewals and extensions of time of payment hereof, substitution or release of security by agreement between the holder hereof and any owners of the collateral affected by instruments securing this note, hereby waiving notice of such renewals, extensions, substitutions, releases or other indulgences.

This note is made with reference to and is to be construed in accordance with the laws of the State of Washington. Jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection herewith shall be had in the United States District Court or Superior Court of King County, Washington.

This note is one of the Notes referred to in the Loan Agreement dated as of June 28, 1993 among the Borrower, the Banks listed on the signature pages thereof and First Interstate Bank of Washington, N.A., as Agent (as the same has been and may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the repayment hereof and the acceleration of the maturity hereof.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                  NORDSTROM CREDIT, INC.

                    /s/         John Walgamott
               By_____________________________
                                John Walgamott
                                     President













































                                 Exhibit A

                              PROMISSORY NOTE

                                                 Seattle, Washington
                                                       June 28, 1993

On Maturity of the Notes (as defined in the Loan Agreement referred to below), for value received, Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), promises to pay to the order of ABN AMRO Bank N.V.(the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of First Interstate Bank of Washington, N.A., 999 Third Avenue, Seattle, Washington.

All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on its books and records, and/or endorsed by the holder hereof on one or more of the grids attached to this note, such books and records or grid(s) being incorporated as a part hereof.

The makers, endorsers, sureties and guarantors hereof hereby agree to be jointly and severally bound, and jointly and severally waive presentment, demand, protest and notice of dishonor and agree to remain bound for payment of this obligation notwithstanding any and all renewals and extensions of time of payment hereof, substitution or release of security by agreement between the holder hereof and any owners of the collateral affected by instruments securing this note, hereby waiving notice of such renewals, extensions, substitutions, releases or other indulgences.

This note is made with reference to and is to be construed in accordance with the laws of the State of Washington. Jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection herewith shall be had in the United States District Court or Superior Court of King County, Washington.

This note is one of the Notes referred to in the Loan Agreement dated as of June 28, 1993 among the Borrower, the Banks listed on the signature pages thereof and First Interstate Bank of Washington, N.A., as Agent (as the same has been and may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the repayment hereof and the acceleration of the maturity hereof.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                  NORDSTROM CREDIT, INC.

                    /s/         John Walgamott
               By_____________________________
                                John Walgamott
                                     President

                                 Exhibit A

                              PROMISSORY NOTE

                                                 Seattle, Washington
                                                       June 28, 1993


On Maturity of the Notes (as defined in the Loan Agreement referred to below), for value received, Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), promises to pay to the order of Morgan Guarnaty Trust Company of New York (the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of First Interstate Bank of Washington, N.A., 999 Third Avenue,

Seattle, Washington.

All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on its books and records, and/or endorsed by the holder hereof on one or more of the grids attached to this note, such books and records or grid(s) being incorporated as a part hereof.

The makers, endorsers, sureties and guarantors hereof hereby agree to be jointly and severally bound, and jointly and severally waive presentment, demand, protest and notice of dishonor and agree to remain bound for payment of this obligation notwithstanding any and all renewals and extensions of time of payment hereof, substitution or release of security by agreement between the holder hereof and any owners of the collateral affected by instruments securing this note, hereby waiving notice of such renewals, extensions, substitutions, releases or other indulgences.

This note is made with reference to and is to be construed in accordance with the laws of the State of Washington. Jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection herewith shall be had in the United States District Court or Superior Court of King County, Washington.

This note is one of the Notes referred to in the Loan Agreement dated as of June 28, 1993 among the Borrower, the Banks listed on the signature pages thereof and First Interstate Bank of Washington, N.A., as Agent (as the same has been and may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the repayment hereof and the acceleration of the maturity hereof.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                  NORDSTROM CREDIT, INC.

                    /s/         John Walgamott
               By_____________________________
                                John Walgamott
                                     President

                                 Exhibit A

                              PROMISSORY NOTE

                                                 Seattle, Washington
                                                       June 28, 1993


On Maturity of the Notes (as defined in the Loan Agreement referred to below), for value received, Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), promises to pay to the order of Nationsbank of Texas, N.A. (the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of First Interstate Bank of Washington, N.A., 999 Third Avenue, Seattle, Washington.

All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on its books and records, and/or endorsed by the holder hereof on one or more of the grids attached to this note, such books and records or grid(s) being incorporated as a part hereof.

The makers, endorsers, sureties and guarantors hereof hereby agree to be jointly and severally bound, and jointly and severally waive presentment, demand, protest and notice of dishonor and agree to remain bound for payment of this obligation notwithstanding any and all renewals and extensions of time of payment hereof, substitution or release of security by agreement between the holder hereof and any owners of the collateral affected by instruments securing this note, hereby waiving notice of such renewals, extensions, substitutions, releases or other indulgences.

This note is made with reference to and is to be construed in accordance with the laws of the State of Washington. Jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection herewith shall be had in the United States District Court or Superior Court of King County, Washington.

This note is one of the Notes referred to in the Loan Agreement dated as of June 28, 1993 among the Borrower, the Banks listed on the signature pages thereof and First Interstate Bank of Washington, N.A., as Agent (as the same has been and may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the repayment hereof and the acceleration of the maturity hereof.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                  NORDSTROM CREDIT, INC.

                    /s/         John Walgamott
               By_____________________________
                                John Walgamott
                                     President

                                 Exhibit A

                              PROMISSORY NOTE

                                                 Seattle, Washington
                                                       June 28, 1993


On Maturity of the Notes (as defined in the Loan Agreement referred to below), for value received, Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), promises to pay to the order of Swiss Bank Corporation (the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of First Interstate Bank of Washington, N.A., 999 Third Avenue, Seattle, Washington.

All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on its books and records, and/or endorsed by the holder hereof on one or more of the grids attached to this note, such books and records or grid(s) being incorporated as a part hereof.

The makers, endorsers, sureties and guarantors hereof hereby agree to be jointly and severally bound, and jointly and severally waive presentment, demand, protest and notice of dishonor and agree to remain bound for payment of this obligation notwithstanding any and all renewals and extensions of time of payment hereof, substitution or release of security by agreement between the holder hereof and any owners of the collateral affected by instruments securing this note, hereby waiving notice of such renewals, extensions, substitutions, releases or other indulgences.

This note is made with reference to and is to be construed in accordance with the laws of the State of Washington. Jurisdiction over and venue of any action to enforce, interpret, construe or otherwise in connection herewith shall be had in the United States District Court or Superior

Court of King County, Washington.

This note is one of the Notes referred to in the Loan Agreement dated as of June 28, 1993 among the Borrower, the Banks listed on the signature pages thereof and First Interstate Bank of Washington, N.A., as Agent (as the same has been and may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the repayment hereof and the acceleration of the maturity hereof.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                  NORDSTROM CREDIT, INC.

                    /s/         John Walgamott
               By_____________________________
                                John Walgamott
                                     President